ALCOHOLIC BEVERAGE CONCESSION AND OPERATING AGREEMENT


      This Agreement dated and effective as of September 19, 1996 (the "Effective Date"), is between 97, Inc., a Texas corporation (the "Permittee"), and Sam Houston Race Park, Ltd., a Texas limited partnership (the "Manager").

      Manager is the owner of a racetrack facility that conducts thoroughbred racing, quarter horse racing, simulcasting and other activities in Houston, Texas, known as the Sam Houston Race Park (the "Racetrack"), located at 7575
N. Sam Houston Parkway West, Houston, Texas  77064.

      Manager and Permittee desire to enter into this Agreement to grant Permittee the exclusive right to sell and dispense alcoholic beverages at the Racetrack.

      THEREFORE, for valuable consideration the receipt and sufficiency of which are hereby acknowledged, Manager and Permittee hereby agree as follows:

                                        AGREEMENTS:

      1. Grant of Concession. Manager hereby grants to Permittee (i) the right to provide alcoholic beverage services at the Racetrack, including the right to serve beer, wine and mixed alcoholic beverages in all of the restaurants, concession stands, bars and other locations where alcoholic beverages will be served at the Racetrack (collectively the "Service Locations"), and (ii) the right to serve beer, wine and mixed alcoholic beverages at banquets, receptions and other events at the Racetrack. All of Permittee's rights as provided above and the exercise of those rights by Permittee are referred to as the "Beverage Business."

      2. Term. The term of this Agreement ("Term") shall commence upon the Effective Date and continue for a term ending on the date one year thereafter and thereafter shall be automatically renewed for successive periods of one year unless terminated by either party by providing written notice of termination to the other at least 30 days prior to the applicable renewal date.

      3.    Consideration.

            (a) In consideration of Manager granting to Permittee the exclusive concession to conduct the Beverage Business at the Racetrack, the Permittee agrees to pay to Manager an amount equal to 15% of the Beverage Receipts (defined below) generated by the Beverage Business (the "Beverage Receipts Fee"). "Beverage Receipts" for any period shall mean all revenues, receipts and income of every kind, during the applicable period, from the Beverage Business, as finally determined on an accrual basis in accordance with generally accepted accounting principles consistently applied, including but not limited to the sales price to the customer of all beer, wine, and mixed alcoholic beverages.

            (b) In consideration of Manager providing to Permittee the employees, services, equipment, and supplies described in sections 5 and 6 below, the Permittee agrees to pay to Manager an amount equal to the sum of the expenses incurred by Manager in providing Permittee with those employees, services, equipment and supplies, provided, however, in no event shall the sum of those expenses exceed the Beverage Receipts for any applicable period. The amounts reimbursable to Manager, as provided above, are the "Expense Reimbursement."

            (c) Manager and Permittee have agreed upon the amount of the Beverage Receipt Fee and Expense Reimbursement, after considering, among other factors, the unique exclusive marketing opportunity afforded to Permittee to sell alcoholic beverages at the Racetrack to customers attracted by the restaurant and bar facilities at the Racetrack and the sales promotion activities relating thereto, the limited capital needed by the Permittee to commence and operate the business of selling alcoholic beverages at the Racetrack and the revenues and other benefits to be derived by the Permittee from the sale of alcoholic beverages at the Racetrack.

      4.    Calculation and Payment of Revenues and Expenses.

            (a) On or before the 15th day of each calendar month, the sum of the Beverage Receipts which are attributable solely to the Beverage Business for the previous calendar month shall be calculated, in accordance with generally accepted accounting principles, as follows:

                  (i) each receipt provided to a customer of the Racetrack shall contain an itemization of those charges which are allocable solely to alcoholic beverages and those charges allocable solely to food and non-alcoholic beverages; and

                  (ii) a permanent written or computer record shall be made of each such receipt and the itemization of charges thereon.

Absent manifest error the calculation of the total Beverage Receipts which are attributable solely to the Beverage Business conducted by Permittee at the Racetrack, which is determined by Manager according to the receipts generated at the point of sale and recorded either in writing or by computer shall be controlling in all respects and shall be the sum which is utilized to calculate the Beverage Receipts Fee. At all times, but not more than once in any 12-month period, Permittee shall have the right to audit the books and records of Manager in order to determine whether the calculation of the Beverage Receipts attributable to the Beverage Business is accurate in all material respects.

            (b) The Beverage Receipts Fee shall be payable monthly in arrears, with the first payment being due and payable on the 15th day of the month after the first month in which there are Beverage Receipts and the 15th day each and every succeeding month thereafter during the Term. The amount of the Beverage Receipts Fee may be adjusted from time to time during the Term as Permittee and Manager may mutually agree in writing. Permittee and Manager agree that the TABC will be notified of any such adjustment.

            (c) On a monthly basis, Manager shall provide to Permittee an invoice setting forth the amount of the Expense Reimbursement together with a detailed listing of the types and items of expenses to be paid by Permittee under this Agreement. Permittee shall pay to Manager the full amount of such invoices within 30 days after receipt thereof.

            (d) Any portion of the Beverage Receipts Fee, the Expense Reimbursement or any other sums due and payable by Permittee hereunder which remain unpaid on the date which is 30 days after such sums are due and payable shall bear interest at a rate equal to the lesser of 15% or the highest rate permitted by applicable law.

            (e) Any sale of alcoholic beverages and mixes may be paid in cash or by check, credit card, charge account, exchange or otherwise. Each charge or sale upon credit shall be treated as a sale for the full price in the month during which the charge or sale is made, irrespective of the time payment is received, in full or in part, less customary established credit card commissions and a reasonable deduction for bad debts as established from time to time by Manager.
            (f) The Beverage Receipts from the operation of the Beverage Business shall be deposited by Manager into the general operating account or accounts of the Racetrack maintained by the Manager. No less frequently than once every calendar month during the Term, Manager shall issue a check payable to Permittee, drawn on the operating account into which the Beverage Receipts from the operation of the Beverage Business have been deposited, in an amount equal to 100% of the accumulated Beverage Receipts attributable to the operation of the Beverage Business. The Permittee shall open a separate account into which such amounts shall be deposited. At the election of Permittee, Permittee may authorize Manager to electronically transfer the accumulated Beverage Receipts from the operating account of the Racetrack to the Permittee's separate account.

            (g) The Permittee shall pay the Expense Reimbursement and the Beverage Receipts Fee to Manager by issuing a check drawn on Permittee's separate account into which the Beverage Receipts from the operation of the Beverage Business have been deposited or transferred. Manager shall be responsible for preparing and forwarding to Permittee a statement setting forth itemization of the Expense Reimbursement showing the sum of each category of expenses to be reimbursed by Permittee to Manager. Such statements shall be forwarded to Permittee no less frequently than monthly and shall pertain to the calendar month or portion thereof immediately preceding the month in which such statement is delivered.

      5.    Operation of Beverage Business.

            (a) Manager shall furnish to Permittee all fixtures, equipment, furnishings, and furniture necessary to operate the Service Locations. Permittee shall have the non-exclusive right to use all of such fixtures and equipment which are necessary or convenient to the sale of alcoholic beverages and mixes at the Racetrack. Permittee and Manager shall agree jointly on the types and amounts of glassware, paperware and other supplies which Permittee will require in order to conduct the Beverage Business. Manager shall have the right to approve the design and quality of those items for the sole purpose of insuring that such items are consistent with the operation of a first-class Racetrack.

            (b) The Permittee shall control all activities carried out at the Racetrack relating to the purchase, storage, distribution, possession, transportation and sale of the alcoholic beverages.

            (c) Manager shall provide employees to Permittee as reasonably requested by Permittee, to prepare and serve all of the alcoholic beverages, bar supplies, and other items to be served to customers in accordance with this Agreement, provided that all of such preparations and service shall at all times be under Permittee's sole supervision and direction. Further, notwithstanding the fact that such employees will be the employees of Manager, Permittee shall have the ultimate control, authority with respect to hiring and terminating those employees, and shall have sole control and authority with respect to the pricing and selling of alcoholic beverages.
All personnel provided by Manager for use by Permittee in the Beverage
Business shall be of legal age and meet all other laws and regulations pertaining to individuals who sell and dispense alcoholic beverages in the State of Texas.

            (d) The Permittee shall be solely responsible at its own cost to acquire and maintain adequate inventories of alcoholic beverages, beer and wine necessary for the operation of the Beverage Business. The Permittee shall pay all fees required for the original issuance of the required permits and licenses from the TABC and any other permits or licenses deemed necessary for the sale of alcoholic beverage and all fees for any renewal thereof. Manager acknowledges and agrees that the Permittee shall have the right to determine the price of all alcoholic beverages sold at the Racetrack, consistent, however, with the terms and provisions of this Agreement.

      6. Maintenance, Management and Accounting Services Provided by Manager. Manager shall maintain or cause to be maintained the building in which the Beverage Business is conducted, including the heating and air conditioning equipment and plumbing and electrical systems of such building, in good repair and condition, subject to reasonable wear and tear. From time to time as Manager deems appropriate, after consulting with Permittee, it shall cause the equipment, furniture and furnishings of the Racetrack to be repaired, maintained and/or replaced. The Permittee agrees to reimburse Manager for a portion of the costs of such repair, maintenance and replacement. Such portion shall be determined taking into account Permittee's use of the premises and facilities which are repaired or replaced and the wear and tear attributable to the Permittee's operation of the Beverage Business conducted therein and thereon. During the Term, Manager shall provide the following accounting, administrative and operational services to and for the benefit of the Permittee for the Permittee's Beverage Business:

            (a)   full payroll services;
            (b)   general accounting and bookkeeping services;
            (c) maintenance and preparation of records and reports required by the TABC and the Texas Department of Labor and Standards, if applicable, or any other applicable regulatory agency;
            (d)   computer services as needed;
            (e) other administrative services as might reasonably be required by Permittee;
            (f)   cleaning services;
            (g)   maintenance of equipment;
            (h)   utilities;
            (i)   uniforms;
            (j)   signage;
            (k)   credit card processing; and
            (l)   liquor liability insurance

      Permittee agrees to make available to Manager the following information:

      (1) all invoices, statements, bills, checks, cash register tapes, receipts and other evidence or indicia of expense for the purpose of tabulating income from the sale of alcoholic beverages;
      (2) all other business records acquired, received, or maintained by Permittee and which are reasonably requested by Manager; and
      (3) all notices, correspondence or communications between Permittee and the TABC or any other governmental agency having jurisdiction over the business operations of Permittee.

      In addition, Permittee shall pay promptly upon receipt of an invoice therefor, a fee based upon the costs incurred by Manager for actual breakage, loss by theft, and replacement of the glassware, paperware and other supplies, equipment and services required to sell and dispense alcoholic beverages.

      7. Insurance. Manager shall arrange for insurance protecting Permittee's inventory of merchandise and other property on the premises of the Race Track from loss by fire or other casualty covered by an extended coverage endorsement to a fire insurance policy, such insurance to be for the benefit of, and to name as insureds, both Manager and Permittee as their respective interests may appear. Likewise, Manager shall carry at Permittee's cost commercial general liability insurance, including liquor liability insurance, in an amount not less than $10,000,000.00 naming Permittee and its officers and directors as an additional insured, public liability and property damage insurance and employers liability and workmen's compensation insurance for the benefit of both Manager and Permittee, in such coverages and amounts as Manager deems reasonable.





      8.    Default and Termination.

            (a) Manager shall have the right to terminate this Agreement at any time by providing 30 days written notice to Permittee. Notwithstanding the foregoing, the parties may terminate this Agreement at any time by mutual consent.

            (b) This Agreement may also be terminated for cause by the non-defaulting party hereunder upon 10 days prior written notice to the defaulting party if the defaulting party fails to cure any such default during such 10 day period.

            (c) This Agreement shall terminate immediately should the Permittee fail to acquire and maintain the requisite permits from the TABC or other consents or approvals from any governmental authority which are required to enable Permittee to continue, without interruption, the Beverage Business.

      9. No Partnership Intended. Nothing herein contained shall be deemed or construed by the Parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between any of the parties hereto.

      10. No Assignment. This Agreement may be assigned by the Manager with 30 days written notice to Permittee.

      11. Notices. Any notices shall be deemed given by one party to the other parties hereto three (3) business days after deposited in the United States Mail, Postage Prepaid and addressed to the receiving parties provided below, or such other address as any party may from time to time designate to the other in writing.

            Permittee:  97, Inc.
                        c/o Sam Houston Race Park, Ltd.
                        7575 N. Sam Houston Parkway West
                        Houston, TX  77064
                        Attn:   Nicholas P. Fava

            Manager:    Sam Houston Race Park, Ltd.
                        7575 N. Sam Houston Parkway West
                        Houston, Texas  77064

            with copy to:     MAXXAM Inc.
                        5847 San Felipe, Suite 2600
                        Houston, Texas  77057
                        Attn:  Byron L. Wade

      12. Licenses and Permits. By its execution of this Agreement, Permittee covenants that on or before the date it begins selling alcoholic beverages, it will have obtained all necessary permits or licenses from the Texas Alcoholic Beverage Commission (the "TABC") and any other permits or licenses from the Texas Alcoholic Beverage Commission (the "TABC") and any other applicable governmental authorities, including, without limitation, a Mixed Beverage
Permit and Late Hours Permit.

      13. Prior Agreements Superseded. This Agreement supersedes any other oral or written agreements between the parties relating to matters covered by this Agreement.

      14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

      15. No Infringement on Manager's Authority. Nothing in this Agreement is intended to limit or otherwise affect Manager's authority to manage and operate the Racetrack.


"MANAGER"                                 "PERMITTEE"

Sam Houston Race Park Ltd.                97, Inc.

/S/ ROBERT L. BORK                        /S/ NICHOLAS P. FAVA
Name: Robert L. Bork                      Name: Nicholas P. Fava
As Its:Vice President and General         As Its: President
Manager